UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported by Strategic Hotels & Resorts, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2014 (the “Original 8-K”), on March 31, 2014, Strategic Hotel Funding, L.L.C., the operating partnership of the Company, and certain of its direct and indirect wholly-owned subsidiaries, entered into an agreement with Western Treasure Limited, an affiliate of Joint Treasure International Ltd. (the “Grosvenor Buyer”), pursuant to which the Company agreed to sell the Marriott London Grosvenor Square hotel to the Grosvenor Buyer for £125,150,000 (or approximately $207.7 million) subject to certain working capital adjustments (the “Grosvenor Disposition”). The Grosvenor Disposition closed on March 31, 2014.   In connection with the Grosvenor Disposition, the Original 8-K included the unaudited pro forma consolidated balance sheet of the Company as of December 31, 2013 and the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2013.  The Company hereby amends the Original 8-K in order to file the unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2012 and 2011.
Item 9.01 Financial Statements and Exhibits.
(b)     Pro forma financial information.
In connection with the Grosvenor Disposition, filed as Exhibit 99.1 hereto are the unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2012 and 2011.
(d)    Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

September 5, 2014	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma financial information